PRICING SUPPLEMENT NO. 26A                                        Rule 424(b)(3)
DATED:  November 29, 1999                                     File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $200,000,000   Floating Rate Notes [x]  Book Entry Notes [x]


Original Issue Date: 11/30/1999  Fixed Rate Notes [ ]     Certificated Notes [ ]


Maturity Date: 11/30/2000        CUSIP#: 073928LS0

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate                 Interest Reset Date(s):  *

[ ]   Treasury Rate                      Interest Reset Period:  Monthly

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  6.52625%         Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  +0.05%


*    12/30/1999,   1/29/2000,   2/28/2000,   3/30/2000,   4/28/2000,  5/30/2000,
     6/30/2000, 7/28/2000, 8/30/2000, 9/29/2000 and 10/30/2000.

**   12/30/1999,   1/29/2000,   2/28/2000,   3/30/2000,   4/28/2000,  5/30/2000,
     6/30/2000, 7/28/2000, 8/30/2000, 9/29/2000, 10/30/2000 and 11/30/2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.